Exhibit 10.15

SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT (the “Agreement”) is made and entered into as of December 14, 2011 by and among:

1.             China Auto Rental Inc., a company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”);

2.             Each of the persons and entities listed in Schedule A (the persons and entities listed on Schedule A shall collectively be referred to as the “Subscribers” and each, an “Subscriber”).

RECITALS:

The Company desires to issue and sell to the Subscribers and the Subscribers desire to subscribe from the Company up to 10,000 shares, par value US$1.00 per share, of the Company (the “Shares”) on the terms and conditions set forth in this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             AGREEMENT TO PURCHASE AND SELL SHARES

1.1           Authorization. At or before the Closing (as defined below), the Company shall have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 10,000 Shares having the rights, preferences, privileges and restrictions as set forth in the Memorandum and Articles of Association of the Company.

1.2           Agreement to Purchase and Sell. Subject to the terms and conditions hereof, the Company hereby agrees to allot and issue to the Subscribers, and the Subscribers hereby agree to subscribe from the Company, on the Closing Date (as defined in Section 2.1) a total of 10,000 Shares at an aggregate subscription price of US$36,083,620 (the “Subscription Price”). The number of Shares to be subscribed by each of the Subscribers and the amount of Subscription Price payable by each of the Subscribers are as set forth below opposite their names:

Subscribers	No. of Shares	Subscription Price

Right Lane Limited	5673	US$	21,015,123
Haode Group Inc.	3028	US$	10,566,103
Sky Sleek Limited	623	US$	2,147,079
Qun Cheng Limited	271	US$	943,612
Grand Joy Worldwide Limited	157	US$	546,026
Amplewood Resources Limited	248	US$	865,677
Total	10,000	US$	36,083,620

The Shares to be issued and subscribed pursuant to this Agreement will be collectively hereinafter referred to as the “Subscribed Shares”.

1.3           Payment of Subscription Price. The Company and Subscribers hereby acknowledge that the Subscribers shall complete the payment of the Subscription Price, which is allowed to be paid by installments, in any event, no later than December 31, 2012.

1.4           Several and Not Joint Obligations. The Subscribers’ respective obligations under this Agreement are several and not joint.

2.           CLOSING; DELIVERY

2.1           Closing. The subscription and issuance of the Purchased Shares (the “Closing”) shall be held at the offices of Han Kun Law Offices in Beijing, China, or at such other place as the Subscribers and the Company may mutually agree, on a date no later than December 15, 2011 (such date, the “Closing Date”).

2.2           Delivery. At the Closing, the Company shall (i) deliver to each of the Subscribers, a certificate representing the Shares that each such Subscriber, respectively, is purchasing pursuant to Section 1.2 above and (ii) cause the Company’s share register to be updated to reflect the Shares purchased by the Subscribers.

3.           COVENANTS OF THE COMPANY.

The Company covenants to each Subscriber that the proceeds from the subscription of the Subscribed Shares shall be used for the business expansion, capital expenditures and general working capital of the Company and its subsidiaries.

4.           MISCELLANEOUS

4.1           Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong.

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4.2           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement and the rights and obligations therein may not be assigned by any Subscriber without the written consent of the Company except to a parent corporation, or a subsidiary.

4.3           Entire Agreement. This Agreement and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4.4           Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and each Subscriber.

4.5           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PURCHASERS:

Right Lane Limited

By:	/s/ Linan Zhu
Name: Linan Zhu
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Qun Cheng Limited

By:	/s/ Hak Kan Pau
Name: Hak Kan Pau
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Haode Group Inc.

By:	/s/ Lichun Guo
Name: Lichun Guo
Title: Director

Sky Sleek Limited

By:	/s/ Lichun Guo
Name: Lichun Guo
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Grand Joy Worldwide Limited

By:	/s/ Kum Boon Tiong
Name: Kum Boon Tiong
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Amplewood Resources Limited

By:	/s/ Marc Chan
Name: Marc Chan
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CHINA AUTO RENTAL INC.

By:	/s/ Lichun Guo
Name: Lichun Guo
Title: Director

Schedule A

Schedule of Subscribers

Subscribers	No. of Shares	Subscription Price

Right Lane Limited	5673	US$	21,015,123
Address: SUITES 2701-03, ONE EXCHANGE SQUARE, CENTRAL, HK

Haode Group Inc. Address: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	3028	US$	10,566,103

Sky Sleek Limited Address: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	623	US$	2,147,079

Qun Cheng Limited Address: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	271	US$	943,612

Grand Joy Worldwide Limited Address: OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands	157	US$	546,026

Amplewood Resources Limited Address: Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	248	US$	865,677

TOTAL	10,000	US$	36,083,620